UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) June 21, 2006

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On June 21, 2006, Photronics, Inc. (the “Company”) issued a press release announcing that Dr. SH Jeong would become Chief Operating Officer of the Company effective immediately.

(1)	Dr. Jeong is 50 years old and joined Photronics in 2000 when the Company acquired a controlling interest in PK, Ltd. in Korea (“PKL”), a company Dr. Jeong founded in 1995 as a spin-off from Anam Semiconductor. Dr. Jeong is the Chairman, Chief Executive Officer and President of PKL. Dr. Jeong was also named President - Asia Operations, of the Company in March of 2004.

(2)	During fiscal 2005, the Company initiated a plan to acquire all of the outstanding shares of PKL, a non-wholly owned Korean subsidiary of the Company, that was publicly traded in Korea. As part of the acquisition of the outstanding shares, the Company acquired 1,136,036 shares (or 3.4% of the shares) from employees and officers of PKL, including Dr. Jeong, for 8,980 won per share (US $8.70 dollars per share). Prior to the purchase of the employees’ shares, the employees exercised their respective outstanding stock options. In conjunction therewith, PKL provided bridge loans to the employees, including Dr. Jeong, to enable the employees to exercise the options and the Company to purchase their shares. Each employee, including Dr. Jeong, provided collateral for the bridge loan in the form of PKL stock. The total amount loaned to Dr. Jeong was US $930,232. All loans were paid in full.

Dr. Jeong is also a significant shareholder of S&S Tech which serves as a supplier of photomask blanks to the Company.

(3)	On August 24, 2001, the Company and Dr. Jeong entered into a five (5) year employment agreement (the “Employment Agreement”). The Employment Agreement was subsequently amended in 2004, 2005 and in June of 2006. Pursuant to the most recent amendment to the Employment Agreement, Dr. Jeong’s annual salary was increased to US $321,840 per year. Dr. Jeong will also receive US $64,800 for US related responsibilities and a contribution to his Korean retirement fund of US $97,000 per year. Dr. Jeong is also eligible for a bonus of an amount equal to his annual salary subject to achieving certain business objectives. This bonus will include the statutory annual two-month bonus in Korea. As is customary in Korea, Dr. Jeong is also provided with tuition reimbursement of US $44,620 per year, a car and driver and membership to two country clubs in Korea. Dr. Jeong currently has 240,002 options to purchase shares of Company stock and has 30,000 shares of restricted stock of the Company and owns 80,400 shares of Company stock. Dr. Jeong’s Employment Agreement also provides for certain confidentiality, non-compete and termination/severance provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE June 21, 2006	BY	/s/ Edwin L. Lewis
Edwin L. Lewis
Senior Vice President, General Counsel and Secretary

PHOTRONICS, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	Press Release dated June 21, 2006.